May 1, 2021 Personal and Confidential Ian Lee Re: Offer Letter Dear Ian: I am very pleased to provide you with an offer of employment with Skillz Inc. (the “Company”). This offer and the terms and conditions of the offer are contingent upon, and subject to, the approval of the Board of Directors of Company (the “Board”) and, as applicable, the Compensation Committee of the Board. 1. Position. Your initial position will be Chief Financial Officer and you will work at our San Francisco office reporting directly to the Company’s Chief Executive Officer. However, consistent with applicable shelter-in-place orders, all employees will continue to work remotely until we announce otherwise. As you progress with the Company, your position and assignments are, of course, subject to change. We are a dynamic organization with ever-changing needs, and we will work over the course of your employment to determine where your talents and abilities can be best utilized. As our employee, we expect that you will devote your full working time to the performance of your duties to the Company, and that you will perform any and all duties and responsibilities normally associated with your position in a satisfactory manner and to the best of your abilities at all times. 2. Start Date/At-Will Nature of Relationship. If you accept this offer, your employment with the Company will begin June 21, 2021 (the “Commencement Date”). No provision of this letter will be construed to create an express or implied employment contract, or a promise of employment for any specific period of time. Your employment with the Company is at-will employment which may be terminated by you or the Company at any time for any reason with or without advance notice. 3. Compensation and Equity. (a) You will be paid salary of $400,000.00 per year, payable on the Company’s regular payroll dates. (b) You will also receive a one-time signing bonus in the amount of $500,000.00 (the “Signing Bonus”) less applicable withholding, which will be paid ninety (90) days following your Commencement Date with the Company. If you voluntarily leave the Company prior to completing twenty-four (24) months' work following the Commencement Date or you are terminated for Cause (as defined below), you agree to repay the full gross amount of the Signing Bonus within 30 days of your departure. (c) Your initial annual target incentive compensation opportunity with the Company will be $200,000.00 , paid out on an annual basis if you achieve established goals and 1-6 DocuSign Envelope ID: 9BF4E37F-E1E9-4BC3-A832-D1CBFE7118D3A13AB2AE-CE68-4A56-BF06-132331EB8F 1

objectives. Target incentives do not constitute a promise of payment and the actual amount of your incentive compensation may be lower or higher than your target based on factors such as the Company’s overall performance, your individual job performance and your ability to meet your established goals and objectives. In order to be eligible for incentive compensation you must be employed by the Company and not under termination notice on or prior to the date when an incentive might have otherwise been payable. Target incentive compensation shall be pro-rated, based on your Commencement Date. (d) As soon as reasonably practicable following your Commencement Date (and subject to approval of the Compensation Committee of the Board), the Company will grant you a Restricted Stock Unit award covering shares of the Company’s Class A common stock having a grant date value equal to $ 24,000,000.00 calculated based on the average closing price of the Company’s Class A common stock for the 15 calendar days immediately prior to the date of grant or on such other basis as the Compensation Committee of the Company’s Board may determine (the “Incentive Award”). The Incentive Award will be subject to the Skillz Inc. 2020 Omnibus Incentive Plan (as it may be amended from time to time, the “2020 Plan”) and an award agreement setting forth the specific terms and conditions of the Incentive Award. Twenty-five percent (25%) of the Incentive Award will cliff-vest on the first anniversary of your Commencement Date, and the remaining amount will thereafter vest in twelve (12) substantially equal quarterly installments (such that the Incentive Award will be fully vested after four (4) years of service), in each case subject to your continuous service with the Company through each applicable vesting date and the additional terms and conditions of the 2020 Plan and the applicable award agreement. (e) With respect to the Incentive Award: if at any time following a “Change of Control” (as defined below), the Company or its successor terminates your employment without Cause (and other than as a result of your death or Disability), to the extent not previously vested, the Incentive Award shall vest as to 100% of the total number of units then subject to the Incentive Award (such acceleration to be effective immediately upon the date your employment terminates). “Cause” shall mean any of the following: (i) a breach by you of your fiduciary trust or duty to the Company, or act of fraud or willful dishonesty in the performance of your duties to the Company; (ii) a material breach by you of any agreement entered into between you and the Company (including, without limitation, any confidentiality, non-competition, or assignment of inventions agreement) or your violation of any Company policy or code of conduct; (iii) intentional engagement by you in acts any of which, in the opinion of the Company, is harmful to the business or reputation of the Company; (iv) an act by you which constitutes gross misconduct or any act which is injurious to the Company (including, but not limited to, its business or reputation); (v) your conviction of or a plea of nolo contendere to a felony or any crime involving moral turpitude; or (vi) your failure, refusal or neglect to perform and discharge your duties and responsibilities on behalf of the Company. The foregoing definition of Cause shall supersede the definition of Cause set forth in the Plan for purposes of this letter. For the purposes of this Agreement, a “Change of Control” means the occurrence of any of the following events: 2-6 DocuSign Envelope ID: 9BF4E37F-E1E9-4BC3-A832-D1CBFE7118D3A13AB2AE-CE68-4A56-BF06-132331EB8F 1

i.Ownership. Any “Person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the “Beneficial Owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities (excluding for this purpose any such voting securities held by the Company or its affiliates or by any employee benefit plan of the Company) pursuant to a transaction or a series of related transactions other than a financing of the Company; or ii.Merger/Sale of Assets. (A) A merger or consolidation of the Company whether or not approved by the Board, other than a merger or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior thereto continuing to hold more than 50% of the total voting power represented by the voting securities of the Company or the surviving entity or parent of such entity in such merger or consolidation, as the case may be, outstanding immediately after such merger or consolidation; or (B) the sale or disposition by the Company of all or substantially all of the Company’s assets in a transaction requiring approval of the Company’s stockholders other than a sale or disposition to an affiliate of the Company. (f) In the event that your current employer terminates your employment prior to May 25, 2021, and to the extent you do not otherwise vest in your equity awards with your current employer that are scheduled to vest on May 25, 2021, you will also receive a one-time bonus in an amount, not to exceed $900,000.00, equal to the value of such equity awards that are forfeited by you without payment to you, less applicable withholding. Such bonus will be paid to you on the next regularly scheduled pay date following your Commencement Date. For purposes of this paragraph, the value of any such forfeited equity awards shall be equal to number of shares covered by the forfeited equity awards (determined at target for any performance-based awards) multiplied by the per share closing price of the shares underlying such equity awards on the date of forfeiture (or if such date is not a trading day, the most recent trading date), less the aggregate exercise price of any such equity awards (if applicable). 4. Your Certifications to the Company. (a) As a condition of your employment, you certify to the Company that you are free to enter into and fully perform the duties of your position and that you are not subject to any employment, confidentiality, non-competition or other agreement that would restrict your performance for the Company. You further certify that your signing this letter of employment does not violate any order, judgment or injunction applicable to you, or conflict with or breach any agreement to which you are a party or by which you are bound. If you are subject to any such agreement or order, please forward it to me, along with a copy of this letter. 3-6 DocuSign Envelope ID: 9BF4E37F-E1E9-4BC3-A832-D1CBFE7118D3A13AB2AE-CE68-4A56-BF06-132331EB8F 1

(b) Additionally, as a condition of your employment, you also certify that all facts you have presented to the Company are accurate and true. This includes, but is not limited to, all oral and written statements you have made (including those pertaining to your education, training, qualifications, licensing and prior work experience) on any job application, resume or c.v., or in any interview or discussion with the Company. 5. Confidential Information and Invention Assignment Agreement. Like all Company employees, you will be required, as a condition of your employment with the Company, to sign the Company’s standard Confidential Information and Invention Assignment Agreement. 6. Taxes, Withholding and Required Deductions. All forms of compensation referred to in this letter are subject to all applicable taxes, withholding and any other deductions required by applicable law. 7. Background Verification. Your employment with the Company is conditioned on a satisfactory Consumer Report and/or an Investigative Consumer Report, in compliance with local law. 8. Before You Start. Your employment with the Company is conditioned on your providing legal proof of your identity and eligibility to work in the United States. On your first day, you must complete an I-9 Form and provide us with any of the accepted forms of identification specified on the I-9 Form. 9. Miscellaneous. (a) Governing Law. The validity, interpretation, construction and performance of this letter, and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto will be governed, construed and interpreted in accordance with the laws of the state in which you work, without giving effect to principles of conflicts of law. (b) Arbitration. You and the Company agree that to the fullest extent permitted by law, any and all claims relating to, arising from or regarding your employment, will be resolved by final and binding arbitration by a single arbitrator. You and the Company further agree that such claims be resolved on an individual basis only, not on a class, collective, representative, or private attorney general act representative basis on behalf of other employees (“Class Waiver”), to the fullest extent permitted by applicable law. Any claim that all of part of the Class Waiver is invalid, enforceable, unconscionable, void or voidable may be determined only by a court. In no case may class, collective or representative claims proceed in arbitration. You and the Company agree to bring any claim in arbitration before JAMS, pursuant to the JAMS Employment Rules & Procedures (which can be reviewed at https://www.jamsadr.com/rules-employment-arbitration/). You on the one hand, and the Company on the other, waive any rights to a jury trial or a bench trial in connection with the resolution of any claim under this agreement (although both parties may seek interim emergency relief from a court to prevent irreparable harm to their confidential information or trade secrets pending the conclusion of any arbitration). This agreement will be construed and interpreted in accordance with the laws of the state in which you work and the Federal Arbitration 4-6 DocuSign Envelope ID: 9BF4E37F-E1E9-4BC3-A832-D1CBFE7118D3A13AB2AE-CE68-4A56-BF06-132331EB8F 1

Act (“FAA”). In the case of a conflict, the FAA will control. Claims will be governed by applicable statutes of limitations. Except as to the Class Waiver, the arbitrator, and not a court, will determine whether the arbitration agreement applies to a dispute, controversy, or claim. In the event that any portion of this arbitration clause is deemed illegal or unenforceable, such provision will be severed and the remainder of this clause will be given full force and effect. Arbitration is not a mandatory condition of your employment. If you wish to opt out of this arbitration clause, you must notify the Company in writing by sending an email to hr@skillz.com stating your intent to opt out within 30 days of signing this offer letter. (c) Entire Agreement. This letter sets forth the entire agreement and understanding of the parties relating to the subject matter herein and supersedes all prior or contemporaneous discussions, understandings and agreements, whether oral or written, between them relating to the subject matter hereof. (d) Counterparts. This letter may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together will constitute one and the same agreement. Execution of a facsimile copy will have the same force and effect as execution of an original, and a facsimile signature will be deemed an original and valid signature. (e) Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents or notices related to this agreement, securities of the Company or any of its affiliates or any other matter, including documents and/or notices required to be delivered to you by applicable securities law or any other law or the Company’s Certificate of Incorporation or Bylaws by email or any other electronic means. You hereby consent to (i) conduct business electronically (ii) receive such documents and notices by such electronic delivery and (iii) sign documents electronically and agree to participate through an on-line or electronic system established and maintained by the Company or a third party designated by the Company. You may accept this offer of employment and the terms and conditions hereof by signing and dating this letter. This offer will expire at 5 p.m. (Pacific Time) on May 2, 2021, unless accepted by you prior to such date by directing the signed offer letter to me. In addition, it is understood and agreed that this letter shall not be effective or binding on either party until the approvals noted in the first paragraph hereof have been obtained and that this letter shall expire and be of no force or effect if such approvals are not obtained on or before May 5, 2021. 5-6 DocuSign Envelope ID: 9BF4E37F-E1E9-4BC3-A832-D1CBFE7118D3A13AB2AE-CE68-4A56-BF06-132331EB8F 1

We are pleased to offer you the opportunity to join Skillz Inc. and we look forward to having you aboard. We are confident that you will make an important contribution to our unique and exciting enterprise. Sincerely, SKILLZ INC. By: Name: Andrew Paradise Title: Chief Executive Officer Date: ACCEPTED AND AGREED: (Signature) Name: Ian Lee Date: 6-6 DocuSign Envelope ID: 9BF4E37F-E1E9-4BC3-A832-D1CBFE7118D3 5/1/2021 A13AB2AE-CE68-4A56-BF06-132331EB8F 1 5/4/2021